CUSIP No. 81750R102	13G	Page 16 of 17

EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Seres Therapeutics Inc.

EXECUTED this 16th day of February, 2016.

FLAGSHIP VENTURES 2007 FUND, L.P.

By:	Flagship Ventures 2007 General Partner LLC
General Partner

	By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D.
Manager

FLAGSHIP VENTURES 2007 GENERAL PARTNER LLC

	By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D.
Manager

FLAGSHIP VENTURES FUND IV, L.P.

By:	Flagship Ventures Fund IV General Partner LLC General Partner

	By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D.
Manager

FLAGSHIP VENTURES FUND IV-Rx, L.P.

By:	Flagship Ventures Fund IV General Partner LLC General Partner

	By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D.
Manager

CUSIP No. 81750R102	13G	Page17 of 17

FLAGSHIP VENTURELABS IV, LLC

By:	Flagship Ventures Fund IV, L.P.
Manager

	By:	Flagship Ventures Fund IV General Partner LLC
General Partner

By: /s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D.
Manager

FLAGSHIP VENTURES FUND IV GENERAL PARTNER LLC

	By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D.
Manager

/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D.

/s/ Edwin M. Kania, Jr.
Edwin M. Kania, Jr.